                                                               Exhibit 23.1





                    CONSENT OF INDEPENDENT ACCOUNTANTS



     As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8 (File Nos. 33-44363 and 33-55090).



                                        /s/ Arthur Andersen LLP
                                        -----------------------------
                                        ARTHUR ANDERSEN LLP



Washington, D.C.
March 28, 1997

                                                               Exhibit 23.2





                    CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the incorporation by reference in the Registration Statements on Form S-8 of Government Technology Services, Inc. (File Nos. 33-44363 and 33-55090) of our report dated March 1, 1996, except Note 5, as to which the date was March 26, 1996, on our audits of the consolidated financial statements and financial statement schedule of Government Technology Services, Inc. and Subsidiary as of December 31, 1995, and for each of the two years in the period ended December 31, 1995, which report is included in this Annual Report on Form 10-K.



                                        /s/ Coopers & Lybrand, L.L.P.
                                        -----------------------------
                                        COOPERS & LYBRAND, L.L.P.



Washington, D.C.
March 27, 1997